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                                                                  EXHIBIT 10.33


                          PSYCHIATRIC SOLUTIONS, INC.

                    2003 LONG-TERM EQUITY COMPENSATION PLAN



         The 2003 Long-Term Equity Compensation Plan (the "Plan") of Psychiatric Solutions, Inc. (the "Company") will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Company's executive officers and certain key employees (together, the "Eligible Employees") will be eligible to participate in the Plan.

1.       Stock Option Grants.

         (a) If the Company's EPS, as presented in the Company's audited consolidated balance sheet for the fiscal year ended December 31, 2003 (the "2003 EPS"), does not exceed the Company's EPS, as presented in the Company's audited consolidated balance sheet for the fiscal year ended December 31, 2002 (the "2002 EPS"), by at least 20%, no stock options will be granted.

         (b) If the Company's 2003 EPS exceeds the Company's 2002 EPS by not less than 20%, and not more than 30%, the Company will grant stock options to the Eligible Employees to purchase that number of shares of Common Stock which is equal to not less than 1.00%, and not more than 2.00%, of the Company's issued and outstanding shares of Common Stock as of December 31, 2003, the exact number to be determined in the sole discretion of the Committee.

         (c) If the Company's 2003 EPS exceeds the Company's 2002 EPS by more than 30%, the Company will grant stock options to the Eligible Employees to purchase that number of shares of Common Stock which is equal to 2.00% of the Company's issued and outstanding shares of Common Stock as of December 31, 2003.

2. Allocation of Stock Options. In the event stock options are granted under the Plan, the Committee shall meet with the Company's Chief Executive Officer on or before March 31, 2004 to determine the allocation of the stock options to the Eligible Employees.

3. Vesting and Terms of Stock Options. Any stock options granted pursuant to the Plan shall be issued under the Company's Equity Incentive Plan and subject to all of the terms and conditions of the Company's Equity Incentive Plan. In addition, such stock options shall vest and become exercisable over three years, with 25% vesting on the date of grant and 25% vesting on the anniversary of the date of grant over the next three years.